ACELITY L.P. INC. REPORTS
THIRD QUARTER AND FIRST NINE MONTHS FINANCIAL RESULTS FOR 2015
Total Revenue Grew 3.3% on a Constant Currency Basis

Third Quarter Financial Highlights

•	Revenue of $477.7 million, down 0.9% as reported on a GAAP basis from the prior-year period and grew 3.3% on a constant currency basis

•
Revenue from Advanced Wound Therapeutics (“AWT”), down 1.9% as reported on a GAAP basis, grew 3.1% on a constant currency basis, led by mid-single digit volume increases compared to the prior-year period

•
Revenue from Regenerative Medicine (“RM”) grew 4.5% as reported on a GAAP basis, and 5.9% on a constant currency basis, led by high-single digit increases in revenue related to breast reconstruction procedures

•	Operating earnings of $106.1 million, up 20.0% as reported on a GAAP basis from $88.3 million in the prior-year period

•	Adjusted EBITDA from continuing operations[1] of $187.5 million, down 2.3% as reported from the prior-year period and grew 0.9% on a constant currency basis, achieving an Adjusted EBITDA margin of 39.2%

Operational Highlights

•
Reinforced the strategy of geographic expansion with double-digit growth in advanced wound dressings, driven by strong performance in markets outside the U.S. In addition, Acelity entered into a strategic commercial partnership with GHD GesundHeits GmbH Deutschland (“GHD”) to distribute Acelity’s advanced wound dressings portfolio in Germany. The partnership with GHD, the largest provider of homecare services in Germany, offers Acelity access to serve GHD’s breadth of customers in both acute and post-acute care settings.

•
Expanded our product offerings in Brazil by obtaining approval to sell StratticeTM, an acellular reconstructive tissue matrix designed to assist in soft-tissue procedures to reinforce tissue where weakness exists and promote tissue regeneration.

•
Expanded Acelity’s industry-leading product portfolio with additions to three renowned brands in order to provide clinicians more options when treating patients— Strattice™ Reconstructive Tissue Matrix Perforated (U.S.), a shorter Prevena™ dressing for smaller, anatomically-challenging incisions (U.S. and Europe) and TIELLE® Silicone Border (Europe), a hydropolymer foam dressing for increased patient comfort with exudate absorption.

Joe Woody, President and Chief Executive Officer, commented, “The execution of our strategy continues to drive momentum for our business and is reflected in our strong performance in the third quarter.

“Our core business continues to deliver solid results led by good volume progression in advanced devices, as well as strength in both Regenerative Medicine and advanced wound dressings. Sales of our expansion products, led by PREVENA™ and REVOLVE™, are at record levels and provide nice diversification to our traditional product offerings. We are investing in our franchise structure to drive more focus towards both organic and inorganic near adjacencies. Outside of the United States, we advanced the development of our global platform with double-digit revenue growth in our emerging markets. These results are a testament to the fact that our portfolio of products continues to meet the needs of a growing, global population. Our presence in markets around the world, coupled with our proven ability to innovate and commercialize new products, positions us for long-term sustainable growth.”

Results of the third quarter and nine months ended September 30, 2015

Revenue for the third quarter of 2015 was $477.7 million, down from the prior-year period by 0.9% as reported and grew by 3.3% on a constant currency basis.

•
AWT revenue was $365.8 million, down 1.9% as reported on a GAAP basis and grew 3.1% on a constant currency basis, compared to the prior-year period. Excluding the impact of foreign exchange rate movements, growth in AWT revenue was driven by mid-single digit volume growth in advanced devices, including strong PREVENA™ sales, as well as double-digit growth in advanced wound dressings.

•
RM revenue of $109.3 million, grew 4.5% as reported on a GAAP basis and 5.9% on a constant currency basis, compared to the prior-year period. The revenue growth was driven by a high-single digit increase in revenue related to breast reconstruction procedures, partially offset by a decline in revenue from abdominal wall reconstruction procedures.

Operating earnings for the third quarter of 2015 were $106.1 million, compared to $88.3 million in the prior-year period, the increase primarily attributable to improved production yields primarily in our RM business as well as expense savings associated with integration and business optimization efforts, partially offset by increased incentive compensation expense as a result of improved financial performance. Adjusted EBITDA from continuing operations for the third quarter of 2015 decreased 2.3% to $187.5 million from $191.8 million in the prior-year period and grew 0.9% on a constant currency basis.

Acelity revenue for the nine months ended September 30, 2015 was $1.383 billion, slightly down from the prior-year period as reported on a GAAP basis and up 4.2% on a constant currency basis.

•
AWT revenue was $1.057 billion, grew 0.6% as reported on a GAAP basis and 5.6% on a constant currency basis, compared to the prior-year period. Growth in AWT was driven by mid-single digit volume growth globally in advanced devices, strong PREVENA™ sales, as well as solid performance in advanced wound dressings.

•
RM revenue of $317.0 million, down 0.6% as reported on a GAAP basis and grew 0.8% on a constant currency basis, compared to the prior-year period. Excluding the impact of foreign exchange rate movements, the results of our RM segment were driven by a high-single digit increase in revenue related to breast reconstruction procedures as well as by continued high international demand for our products, partially offset by a decline in the number of abdominal wall reconstruction procedures that used our RM products.

Operating earnings for the nine months ended September 30, 2015 were $280.4 million, compared to an operating loss of $21.0 million in the prior-year period. The operating loss for the nine months ended September 30, 2014, was primarily attributable to the Wake Forest settlement. Excluding the impact of the Wake Forest settlement, growth in operating earnings were primarily attributable to improved production yields primarily in our RM business as well as expense savings associated with integration and business optimization efforts, partially offset by increased incentive compensation expense as a result of improved financial performance compared to the prior year period. Adjusted EBITDA from continuing operations for the nine months ended September 30, 2015 increased 2.4% to $526.2 million from $513.8 million in the prior-year period and increased 5.3% on a constant currency basis.

Financial Position

Total cash at September 30, 2015 was $197.0 million. During the first nine months of 2015, Acelity generated cash of $110.0 million from operations, used cash of $54.8 million in investing activities and used cash of $33.5 million in financing activities.

As of September 30, 2015, total long-term debt outstanding, net of discounts, was $4.806 billion and our Net Leverage Ratio2 was 6.2x.

Company Structure

Acelity is a leading global medical technology company committed to the development and commercialization of advanced wound care and regenerative medicine solutions. Acelity was formed by uniting the strengths of three organizations, KCI, Systagenix and LifeCell, into our two business segments: Advanced Wound Therapeutics and Regenerative Medicine. Our mission is to change the clinical practice of medicine with solutions that speed healing, reduce complications, create economic value and improve patients’ lives. Acelity is controlled by investment funds advised by Apax Partners LLP and Apax Partners L.P. and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and certain other co-investors.  Unless otherwise noted in this report, the terms “we,” “our” or “Company,” refer to Acelity and its subsidiaries, collectively.

Non-GAAP Financial Information

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement our consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we have disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. A reconciliation of Adjusted EBITDA from continuing operations and Adjusted EBITDA to net loss is provided later in this earnings release. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release, we calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of our business performance and are useful for period-over-period comparisons of the performance of our business. While management believes that these financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See "Reconciliation from GAAP to Non-GAAP" included within this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

1Adjusted EBITDA from continuing operations excludes the operations of our previously divested SPY ELITE® business and the impact of merger-related expenses, foreign currency gains or losses, business optimization expenses and other expenses specified in the reconciliation within this release.

2 The Net Leverage Ratio represents Net Debt divided by Consolidated EBITDA for the last twelve months. Net Debt consists of total indebtedness including capital leases and other financing obligations, less cash and cash equivalents up to the greater of $300.0 million or 40% of Consolidated EBITDA for the last twelve months. Consolidated EBITDA, as defined in our senior secured credit agreement, represents Adjusted EBITDA from continuing operations plus “run rate” cost savings.

FOR MORE INFORMATION, CONTACT:

Investors
Caleb Moore
Office: (210) 255-6433
caleb.moore@acelity.com

Media
Cheston Turbyfill
Office: (210) 515-7757
cheston.turbyfill@acelity.com

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2015	2014	% Change	2015	2014	% Change
Revenue:
Rental	$185,952	$188,843	(1.5)%	$539,188	$527,449	2.2%
Sales	291,728	292,950	(0.4)	844,187	856,157	(1.4)
Total revenue	477,680	481,793	(0.9)	1,383,375	1,383,606	—

Rental expenses	76,625	83,581	(8.3)	232,672	254,119	(8.4)
Cost of sales	76,929	83,799	(8.2)	225,852	245,271	(7.9)
Gross profit	324,126	314,413	3.1	924,851	884,216	4.6

Selling, general and administrative expenses	159,956	162,269	(1.4)	466,713	507,646	(8.1)
Research and development expenses	14,271	15,879	(10.1)	43,340	51,602	(16.0)
Acquired intangible asset amortization	43,845	47,918	(8.5)	134,434	147,361	(8.8)
Wake Forest settlement	—	—	—	—	198,578	—
Operating earnings (loss)	106,054	88,347	20.0	280,364	(20,971)	—

Interest income and other	68	23	195.7	282	245	15.1
Interest expense	(106,609)	(104,475)	2.0	(318,709)	(308,475)	3.3
Foreign currency gain (loss)	(9,189)	9,599	—	3,412	13,687	(75.1)
Derivative instruments gain (loss)	(869)	1,630	—	(5,136)	(2,670)	92.4
Loss from continuing operations before income tax benefit	(10,545)	(4,876)	116.3	(39,787)	(318,184)	(87.5)
Income tax benefit	(593)	(1,641)	(63.9)	(7,673)	(114,066)	(93.3)
Loss from continuing operations	(9,952)	(3,235)	—	(32,114)	(204,118)	(84.3)
Earnings from discontinued operations, net of tax	—	1,398	—	—	3,181	—
Net loss	$(9,952)	$(1,837)	—%	$(32,114)	$(200,937)	(84.0)%

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2015	December 31, 2014
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$197,010	$183,541
Accounts receivable, net	383,438	370,483
Inventories, net	182,152	178,222
Deferred income taxes	27,699	63,025
Prepaid expenses and other	43,121	27,563
Total current assets	833,420	822,834

Net property, plant and equipment	270,077	288,048
Debt issuance costs, net	59,998	77,896
Deferred income taxes	26,705	31,692
Goodwill	3,378,298	3,378,298
Identifiable intangible assets, net	2,270,324	2,397,251
Other non-current assets	4,772	4,694

	$6,843,594	$7,000,713

Liabilities and Equity:
Current liabilities:
Accounts payable	$51,120	$51,827
Accrued expenses and other	405,631	343,484
Current installments of long-term debt	25,388	25,721
Income taxes payable	3	1,305
Deferred income taxes	44,928	113,658
Total current liabilities	527,070	535,995

Long-term debt, net of current installments and discount	4,780,663	4,815,290
Non-current tax liabilities	34,386	33,300
Deferred income taxes	798,417	792,157
Other non-current liabilities	82,951	163,258
Total liabilities	6,223,487	6,340,000
Equity:
General partner’s capital	—	—
Limited partners’ capital	638,114	670,787
Accumulated other comprehensive loss, net	(18,007)	(10,074)
Total equity	620,107	660,713

	$6,843,594	$7,000,713

ACELITY L.P. INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(32,114)	$(200,937)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs and discount	30,717	29,179
Depreciation and other amortization	197,158	234,514
Amortization of fair value step-up in inventory	—	6,680
Provision for bad debt	5,465	11,613
Equity-based compensation expense	2,366	2,966
Deferred income tax benefit	(24,586)	(127,799)
Unrealized gain on derivative instruments	(5,978)	(9,310)
Unrealized gain on foreign currency	(9,537)	(27,559)
Change in assets and liabilities:
Decrease (increase) in accounts receivable, net	(15,889)	26,065
Increase in inventories, net	(15,751)	(9,275)
Decrease (increase) in prepaid expenses and other	(15,660)	12,341
Increase (decrease) in accounts payable	(545)	7,402
Increase (decrease) in accrued expenses and other	(7,772)	161,227
Increase (decrease) in tax liabilities, net	2,136	(12,076)
Net cash provided by operating activities	110,010	105,031

Cash flows from investing activities:
Additions to property, plant and equipment	(46,115)	(46,760)
Increase in inventory to be converted into equipment for short-term rental	(2,110)	(3,289)
Dispositions of property, plant and equipment	1,917	2,251
Businesses acquired in purchase transactions, net of cash acquired	(2,948)	(4,613)
Increase in identifiable intangible assets and other non-current assets	(5,501)	(9,351)
Net cash used by investing activities	(54,757)	(61,762)

Cash flows from financing activities:
Distribution to limited partners	(55)	—
Settlement of profits interest units	(2,812)	(1,416)
Proceeds from revolving credit facility	30,000	—
Repayments of long-term debt and other financing obligations	(54,372)	(19,863)
Debt issuance costs	(6,256)	—
Net cash used by financing activities	(33,495)	(21,279)
Effect of exchange rate changes on cash and cash equivalents	(8,289)	(4,034)
Net increase in cash and cash equivalents	13,469	17,956
Cash and cash equivalents, beginning of period	183,541	206,949
Cash and cash equivalents, end of period	$197,010	$224,905

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Supplemental Revenue Data
(dollars in thousands)
(unaudited)

	Three months ended September 30,				GAAP % Change	Constant Currency % Change (1)
	2015			2014 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$185,952	$3,880	$189,832	$188,843	(1.5)%	0.5%
Sales	179,867	14,645	194,512	184,122	(2.3)	5.6
Total	365,819	18,525	384,344	372,965	(1.9)	3.1

Regenerative Medicine revenue:
Sales	109,332	1,425	110,757	104,611	4.5	5.9

Other revenue:
Sales	2,529	196	2,725	4,217	(40.0)	(35.4)

Total revenue:
Rental	185,952	3,880	189,832	188,843	(1.5)	0.5
Sales	291,728	16,266	307,994	292,950	(0.4)	5.1
Total	$477,680	$20,146	$497,826	$481,793	(0.9)%	3.3%

	Nine months ended September 30,				GAAP % Change	Constant Currency % Change (1)
	2015			2014 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$539,188	$11,518	$550,706	$527,449	2.2%	4.4%
Sales	518,104	41,632	559,736	523,784	(1.1)	6.9
Total	1,057,292	53,150	1,110,442	1,051,233	0.6	5.6

Regenerative Medicine revenue:
Sales	317,030	4,335	321,365	318,791	(0.6)	0.8

Other revenue:
Sales	9,053	829	9,882	13,582	(33.3)	(27.2)

Total revenue:
Rental	539,188	11,518	550,706	527,449	2.2	4.4
Sales	844,187	46,796	890,983	856,157	(1.4)	4.1
Total	$1,383,375	$58,314	$1,441,689	$1,383,606	—%	4.2%

(1) Represents percentage change between 2015 non-GAAP Constant Currency revenue and 2014 GAAP revenue.

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Selected Financial Information
(dollars in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net loss	$(9,952)	$(1,837)	$(32,114)	$(200,937)
Earnings from discontinued operations, net of tax	—	(1,398)	—	(3,181)
Interest expense, net of interest income	106,543	104,462	318,482	308,273
Income tax benefit	(593)	(1,641)	(7,673)	(114,066)
Foreign currency (gain) loss	9,189	(9,599)	(3,412)	(13,687)
Depreciation and other amortization	64,824	73,986	197,158	234,514
Derivative instruments (gain) loss	869	(1,630)	5,136	2,670
Management fees and expenses	1,252	1,505	3,929	3,694
Equity-based compensation expense	1,061	863	2,366	2,966
Acquisition, disposition and financing expenses (1)	630	554	4,561	5,092
Business optimization expenses (2)	9,597	16,290	22,947	54,672
Wake Forest settlement	—	—	—	198,578
Other permitted expenses (3)	4,052	10,246	14,818	35,196
Adjusted EBITDA from continuing operations	187,472	191,801	526,198	513,784
Adjusted EBITDA from discontinued operations (4)	—	2,273	—	5,172
Total Adjusted EBITDA	$187,472	$194,074	$526,198	$518,956

Adjusted EBITDA from continuing operations as a percentage of revenue	39.2%	39.8%	38.0%	37.1%

(1) Represents labor, travel, training, consulting and other costs associated with acquisition, disposition and financing activities, such as the acquisition of Systagenix, technology acquisitions and the amendment of our senior secured credit facility.
(2) Represents labor, travel, training, consulting and other costs associated exclusively with our business optimization initiatives.
(3) Represents charges for the amortization of the fair value step-up in inventory and other permitted expenses.
(4) Adjusted EBITDA from discontinued operations includes the (gain) loss from discontinued operations, adjusted as defined in our senior secured credit agreement.

					As Reported % Change	Constant Currency % Change (1)
	2015			2014 As Reported
	As Reported	FX Impact	Constant Currency
Three months ended September 30,
Adjusted EBITDA from continuing operations	$187,472	$6,009	$193,481	191,801	(2.3)%	0.9%

Nine months ended September 30,
Adjusted EBITDA from continuing operations	526,198	14,893	$541,091	513,784	2.4%	5.3%

(1) Represents percentage change between 2015 Constant Currency EBITDA and 2014 As Reported EBITDA.